Exhibit 99.1 1 PRESS RELEASE CONTACT: V2X, Inc. Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com V2X (Formerly Vectrus) Reports Strong Second Quarter 2022 Results Important Note: On July 5, 2022, Vectrus, Inc. closed on the merger with The Vertex Company (“the Transaction”) and in connection with the closing was renamed V2X, Inc. “Reported results” reflect the contributions of Vectrus, Inc. based on results prior to the close of the Transaction, unless otherwise noted. Vectrus Second Quarter Highlights: • Second quarter revenues of $498 million, up +6% Y/Y • Operating income (inclusive of V2X transaction expenses) of $15.0 million with a margin of 3.0% • Adjusted EBITDA1 of $24.7 million with a margin of 5.0% • Second quarter fully diluted EPS of $0.88; Adjusted diluted EPS1 of $1.41 • Strong second quarter operating cash flow of $46 million Guidance: • The V2X merger closed on July 5, 2022, creating a more diversified company generating approximately $3.6 billion in combined pro forma annual revenue • Establishing second-half 2022 guidance for V2X that reflects the contributions of both Vectrus and Vertex with a total revenue range of $1.90 to $1.94 billion, an Adjusted EBITDA1 range of $140 to $150 million, and an operating cash flow range of $130 to $150 million MCLEAN, Va., August 9, 2022 — V2X, Inc. (NYSE:VVX) announced second quarter 2022 financial results. The second quarter 2022 results are based on Vectrus’ stand-alone financial metrics for the period ended July 1, 2022, and do not include contribution from The Vertex Company. Transaction Update “We’re excited to announce the successful combination of Vectrus and The Vertex Company, creating a larger, higher margin and more diversified, V2X,” said Chuck Prow, Chief Executive Officer of V2X. “With 14,000 employees, $3.6 billion in pro forma annual revenue, and $290 million of Adjusted EBITDA, V2X is a leader in the operational segment of the federal services market providing converged solutions throughout the mission lifecycle of our clients most critical and enduring global missions.”

Exhibit 99.1 2 Prow continued, “V2X has a strong financial profile with significant free cash flow and long-term revenue visibility through several notable contract wins that are in the early stages of their lifecycle. These wins are reflected in the company’s trailing twelve-month awards of approximately $6 billion, which include two recent significant awards at Vertex, the Naval Test Wing Atlantic, a seven-year program valued at $850 million, and the Air Force Global Strike Command five-year contract valued at $130 million. This also includes $600 million of awards booked at Vectrus during the quarter that were driven by expansion and increased scope on existing programs as well as follow-on contracts. The strong velocity of awards has resulted in a significant backlog of approximately $12 billion that provides solid visibility over the next several years.” “In summary, the financial and strategic attributes of V2X are compelling,” added Prow. “Our integration activities are well underway and the commitment to our clients, the missions we are privileged to support, and delivering results remains our focus.” Vectrus Second Quarter Results “Second quarter results for stand-alone Vectrus were strong, propelled by top-line performance and favorable operating cash flow,” said Prow. “During the quarter, revenue grew 6% year-over-year and 9% sequentially to $498 million. Revenue growth was driven by building on the momentum of programs in INDOPACOM and Europe, along with successful phase-in of new contracts, including the Logistics Readiness Center at Fort Benning,” said Prow. “Each day, our global team of dedicated employees execute on our core programs while also bringing innovation and technology-oriented solutions to complex challenges throughout the mission lifecycle.” “With a high-level readiness to meet the needs of our clients, the team continued its support of several important missions during the quarter, including providing the DoD with urgent and compelling services for the European Deterrence Initiative,” said Prow. “We leveraged our rapid response capability and over 40- year history of operating in Europe to provide the DoD with unique services in support of this complex and ongoing mission. Additionally, achieving full operational capability on LOGCAP V Kwajalein, approximately a month and a half ahead of schedule, has helped to expand our footprint in the INDOPACOM region. Activity in the region remains robust and our position continues to expand. For example, we recently expanded our scope of responsibilities at Subic Bay in the Philippines. This program is expected to run over the next eight years and provides strategic logistics services to the DoD. Work content in the INDOPACOM region now represents 9% of total revenue, up 3% from last year, and positions us well to support the DoD in a full range of operations over the next ten years.” “Adjusted EBITDA for the quarter was strong at $24.7 million or 5.0% margin. Adjusted EBITDA increased sequentially $6.5 million and was driven by higher revenue volume and success on operational excellence initiatives. We remain focused on margin improvement, and this quarter’s results reflect our ability to expand earnings even as we execute on several programs in the early phases of period of performance. As

Exhibit 99.1 3 we have noted in the past, LOGCAP V is generating higher revenue volume with a greater amount of material and pass-through content that has a different margin complexion. However, our teams are focused on driving program efficiencies and improving margin rates through contract add-on work while working with clients to convert certain components of work to more advantageous contract structures.” Prow concluded, “Our second quarter results demonstrate the Company’s success in achieving top-line growth through increased work scope on existing programs, expansion of capabilities, broadening our geographic footprint, and adding new clients. As we embark on the Company’s new chapter as V2X, I am excited about the greater scale, market leadership, and enhanced portfolio of offerings with the Vectrus/Vertex combination.” Second quarter 2022 revenue of $498.1 million was up $27.2 million year on year. “Revenue grew 6% year-over-year, driven by our transition to full operational capability on LOGCAP V programs in Iraq and Kuwait late last year, and INDOPACOM this year. In addition, revenue benefitted from transitioning Fort Benning and volume associated with rapid response and contingency efforts,” said Susan Lynch, Senior Vice President and Chief Financial Officer. “This revenue growth demonstrates achievement of our enterprise goal of growing the business through contract expansion and portfolio diversity despite the headwinds associated with the withdrawal of the US military from Afghanistan,” added Lynch. Operating income was $15.0 million or 3.0% margin. This includes M&A and integration related expenses of $5.9 million and amortization of acquired intangible assets of $2.1 million which were incurred in the quarter. Adjusted operating income1 was $23.0 million or 4.6% margin, increasing sequentially by $6.4 million and 100 basis points. Adjusted EBITDA1 was $24.7 million or 5.0% margin, increasing sequentially by $6.5 million and 100 basis points. Adjusted EBITDA margin compares to $26.6 million or 5.6% in the prior year period. “The year-on-year margin change was influenced by the significant amount of revenue and contracts that are in the early stages of their lifecycle. In aggregate, on average and over time, we expect to see improvement in the margin profile as we drive operational efficiencies and diversify into higher margin scopes of work,” said Lynch. Fully diluted EPS for the second quarter of 2022 was $0.88 as compared to $1.35 in the prior year. Fully diluted EPS in the quarter included the aforementioned M&A and integration related costs. Adjusted diluted EPS1 was $1.41 in the quarter as compared to $1.52 in the prior year. The year-on-year change in Adjusted diluted EPS1 was primarily due to the above-mentioned change in Adjusted EBITDA1. Cash generated from operating activities for the quarter was $46.0 million. Through July 1, 2022, net cash from operating activities was $19.6 million, compared to net cash from operating activities of $14.0 million through the second quarter of 2021. Cash from operating activities through the first half of 2022 was negatively impacted by an approximately $8.0 million repayment of CARES Act tax deferrals and $5.8 million of merger-related payments.

Exhibit 99.1 4 Net debt on July 1, 2022, was $58.4 million, compared to $105.2 million on July 2, 2021. Total debt on July 1, 2022, was $90.2 million, down $84.8 million from $175.0 million on July 2, 2021. Cash at quarter-end was $35.1 million. Total consolidated indebtedness to consolidated EBITDA1 (total leverage ratio) was 1.09x compared to 1.76x at the same time last year. Total backlog as of July 1, 2022, was $4.6 billion. Funded backlog was $1.3 billion. Guidance Lynch continued, “We are establishing second half 2022 guidance ranges for V2X, which includes the contribution from both Vectrus and The Vertex Company.” V2X guidance for the second half (2H) 2022 is as follows: $ millions, except for EBITDA margins and per share amounts V2X 2H 2022 Guidance Revenue $1,900 to $1,940 Adjusted EBITDA1 $140 to $150 Adjusted Diluted Earnings Per Share1 $1.94 to $2.19 Net Cash Provided by Operating Activities $130 to $150 Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Second Quarter 2022 Conference Call Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Tuesday, August 9, 2022. U.S.-based participants may dial in to the conference call at 877-242-2259, while international participants may dial 416-981-9017. A live webcast of the conference call as well as an accompanying slide presentation will be available on the Vectrus Investor Relations website at https://app.webinar.net/P4Qe37VDnop. A replay of the conference call will be posted on the V2X website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through August 23, 2022, at 844-512- 2921 (domestic) or 412-317-6671 (international) with passcode 22020062.

Exhibit 99.1 5 Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for descriptions and reconciliations. About V2X V2X is a leading provider of critical mission solutions and support to defense clients globally, formed by the 2022 merger of Vectrus and The Vertex Company to build on more than 120 combined years of successful mission support. The Company delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training and technology markets to national security, defense, civilian and international clients. Our global team of approximately 14,000 employees brings innovation to every point in the mission lifecycle, from preparation, to operations, to sustainment, as it tackles the most complex challenges with agility, grit, and dedication. Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements and items listed in the table in "2022 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2021 performance outlook, five-year growth plan, revenue, DSO, contract opportunities, the potential impact of COVID-19, and any discussion of future operating or financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1 6 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) Three Months Ended Six Months Ended July 1, July 2, July 1, July 2, (In thousands, except per share data) 2022 2021 2022 2021 Revenue $ 498,066 $ 470,845 $ 954,537 $ 904,849 Cost of revenue 453,305 422,660 872,581 816,308 Selling, general, and administrative expenses 29,740 25,605 61,699 49,427 Operating income 15,021 22,580 20,257 39,114 Interest expense, net (1,963) (2,253) (3,643) (4,186) Income from operations before income taxes 13,058 20,327 16,614 34,928 Income tax expense 2,586 4,393 3,287 6,946 Net income $ 10,472 $ 15,934 $ 13,327 $ 27,982 Earnings per share Basic $ 0.89 $ 1.36 $ 1.13 $ 2.40 Diluted $ 0.88 $ 1.35 $ 1.12 $ 2.37 Weighted average common shares outstanding - basic 11,826 11,715 11,793 11,681 Weighted average common shares outstanding - diluted 11,954 11,828 11,917 11,823

Exhibit 99.1 7 V2X, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) July 1, December 31, (In thousands, except per share information) 2022 2021 Assets Current assets Cash and cash equivalents $ 31,760 $ 38,513 Restricted cash 3,311 — Receivables 374,980 348,605 Prepaid expenses 26,262 21,160 Other current assets 10,646 15,062 Total current assets 446,959 423,340 Property, plant, and equipment, net 23,530 23,758 Goodwill 321,734 321,734 Intangible assets, net 62,159 66,582 Right-of-use assets 39,705 43,651 Other non-current assets 11,760 10,394 Total non-current assets 458,888 466,119 Total Assets $ 905,847 $ 889,459 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 244,080 $ 212,533 Compensation and other employee benefits 82,534 80,284 Short-term debt 10,400 10,400 Other accrued liabilities 48,322 55,031 Total current liabilities 385,336 358,248 Long-term debt, net 78,884 94,246 Deferred tax liability 32,489 32,214 Operating lease liability 30,719 34,536 Other non-current liabilities 14,941 20,128 Total non-current liabilities 157,033 181,124 Total liabilities 542,369 539,372 Commitments and contingencies (Note 9) Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000 shares authorized; 11,846 and 11,738 shares issued and outstanding as of July 1, 2022, and December 31, 2021, respectively 118 117 Additional paid in capital 91,464 88,116 Retained earnings 281,081 267,754 Accumulated other comprehensive loss (9,185) (5,900) Total shareholders' equity 363,478 350,087 Total Liabilities and Shareholders' Equity $ 905,847 $ 889,459

Exhibit 99.1 8 V2X, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Six Months Ended July 1, July 2, (In thousands) 2022 2021 Operating activities Net income $ 13,327 $ 27,982 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation expense 3,238 3,097 Amortization of intangible assets 4,423 4,891 (Gain) Loss on disposal of property, plant, and equipment (15) 60 Stock-based compensation 4,725 4,923 Amortization of debt issuance costs 388 463 Changes in assets and liabilities: Receivables (29,302) (38,882) Prepaid expenses (5,321) (4,660) Other assets 5,185 597 Accounts payable 32,470 18,784 Deferred taxes — 370 Compensation and other employee benefits 2,507 11,285 Other liabilities (11,989) (14,884) Net cash provided by operating activities 19,636 14,026 Investing activities Purchases of capital assets (3,492) (4,833) Proceeds from the disposition of assets 18 16 Business acquisition purchase price adjustment — 262 Contribution to joint venture (2,113) (1,846) Net cash used in investing activities (5,587) (6,401) Financing activities Repayments of long-term debt (5,200) (4,000) Proceeds from revolver 392,000 215,000 Repayments of revolver (402,000) (215,000) Proceeds from exercise of stock options 370 113 Payment of debt issuance costs (458) (17) Payments of employee withholding taxes on share-based compensation (1,696) (2,272) Net cash used in financing activities (16,984) (6,176) Exchange rate effect on cash (507) (373) Net change in cash, cash equivalents and restricted cash (3,442) 1,076 Cash, cash equivalents and restricted cash - beginning of year 38,513 68,727 Cash, cash equivalents and restricted cash - end of period $ 35,071 $ 69,803 Supplemental disclosure of cash flow information: Interest paid $ 3,409 $ 3,111 Income taxes paid $ 6,112 $ 5,747 Purchase of capital assets on account $ 13 $ 618

Exhibit 99.1 9 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, operating income, and operating margin. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We define operating margin as operating income divided by revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and organic revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for operating income, operating margin, net income, and diluted earnings per share as determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to significant charges or credits, and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs, and amortization of acquired intangible assets that impact current results but are not related to our ongoing operations. • Adjusted operating margin is defined as adjusted operating income divided by revenue.

Exhibit 99.1 10 • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs, and amortization of acquired intangible assets that impact current results but are not related to our ongoing operations. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • EBITDA is defined as operating income, adjusted to exclude depreciation and amortization. • Adjusted EBITDA is defined as EBITDA, adjusted to exclude items that may include, but are not limited to, significant charges or credits and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs that impact current results but are not related to our ongoing operations. • EBITDA margin is defined as EBITDA divided by revenue. • Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

Exhibit 99.1 11 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) ($K, except per share data) Three Months Ended July 01, 2022 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Three Months Ended July 01, 2022 - Adjusted Revenue $ 498,066 $ — $ — $ — $ 498,066 Growth 5.8% 5.8 % Operating income $ 15,021 $ 5,879 $ — $ 2,122 $ 23,022 Operating margin 3.0% 4.6 % Interest expense, net $ (1,963) $ — $ — $ — $ (1,963) Income from operations before income taxes $ 13,058 $ 5,879 $ — $ 2,122 $ 21,059 Income tax expense $ 2,586 $ 1,164 $ — $ 420 $ 4,170 Income tax rate 19.8% 19.8 % Net income $ 10,472 $ 4,715 $ — $ 1,702 $ 16,889 Weighted average common shares outstanding, diluted 11,954 11,954 Diluted earnings per share $ 0.88 $ 0.39 $ — $ 0.14 $ 1.41 EBITDA (Non-GAAP Measures) ($K) Three Months Ended July 01, 2022 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Three Months Ended July 01, 2022 - Adjusted Operating Income $ 15,021 $ 5,879 $ — $ 2,122 $ 23,022 Add: Depreciation and amortization $ 3,769 $ — $ — $ (2,122) $ 1,647 EBITDA $ 18,790 $ 5,879 $ — $ — $ 24,669 EBITDA Margin 3.8% 5.0%

Exhibit 99.1 12 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) ($K, except per share data) Three Months Ended July 02, 2021 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Three Months Ended July 02, 2021 - Adjusted Revenue $ 470,845 $ — $ — $ — $ 470,845 Operating income $ 22,580 $ — $ 21 $ 2,436 $ 25,037 Operating margin 4.8% 5.3 % Interest expense, net $ (2,253) $ — $ — $ — $ (2,253) Income from operations before income taxes $ 20,327 $ — $ 21 $ 2,436 $ 22,784 Income tax expense $ 4,393 $ — $ 4 $ 463 $ 4,860 Income tax rate 21.6% 21.3 % Net income $ 15,934 $ — $ 17 $ 1,973 $ 17,924 Weighted average common shares outstanding, diluted 11,828 11,828 Diluted earnings per share $ 1.35 $ — $ 0.00 $ 0.17 $ 1.52 EBITDA (Non-GAAP Measures) ($K) Three Months Ended July 02, 2021 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Three Months Ended July 02, 2021 - Adjusted Operating Income $ 22,580 $ — $ 21 $ 2,436 $ 25,037 Add: Depreciation and amortization $ 3,991 $ — $ — $ (2,436) $ 1,555 EBITDA $ 26,571 $ — $ 21 $ — $ 26,592 EBITDA Margin 5.6% 5.6%

Exhibit 99.1 13 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) ($K, except per share data) Six Months Ended July 01, 2022 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Six Months Ended July 01, 2022 - Adjusted Revenue $ 954,537 $ — $ — $ — $ 954,537 Growth 5.5% 5.5 % Operating income $ 20,257 $ 14,947 $ — $ 4,423 $ 39,627 Operating margin 2.1% 4.2 % Interest expense, net $ (3,643) $ — $ — $ — $ (3,643) Income from operations before income taxes $ 16,614 $ 14,947 $ — $ 4,423 $ 35,984 Income tax expense $ 3,287 $ 2,957 $ — $ 875 $ 7,119 Income tax rate 19.8% 19.8 % Net income $ 13,327 $ 11,990 $ — $ 3,548 $ 28,865 Weighted average common shares outstanding, diluted 11,917 11,917 Diluted earnings per share $ 1.12 $ 1.01 $ — $ 0.30 $ 2.42 EBITDA (Non-GAAP Measures) ($K) Six Months Ended July 01, 2022 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Six Months Ended July 01, 2022 - Adjusted Operating Income $ 20,257 $ 14,947 $ — $ 4,423 $ 39,627 Add: Depreciation and amortization $ 7,661 $ — $ — $ (4,423) $ 3,238 EBITDA $ 27,918 $ 14,947 $ — $ — $ 42,865 EBITDA Margin 2.9% 4.5%

Exhibit 99.1 14 Adjusted Net Income, Adjusted Diluted Earnings Per Share (Non-GAAP Measures) ($K, except per share data) Six Months Ended July 02, 2021 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Six Months Ended July 02, 2021 - Adjusted Revenue $ 904,849 $ — $ — $ — $ 904,849 Operating income $ 39,114 $ — $ 178 $ 4,891 $ 44,183 Operating margin 4.3% 4.9 % Interest expense, net $ (4,186) $ — $ — $ — $ (4,186) Income from operations before income taxes $ 34,928 $ — $ 178 $ 4,891 $ 39,997 Income tax expense $ 6,946 $ — $ 34 $ 929 $ 7,909 Income tax rate 19.9% 19.9 % Net income $ 27,982 $ — $ 144 $ 3,962 $ 32,088 Weighted average common shares outstanding, diluted 11,823 11,823 Diluted earnings per share $ 2.37 $ — $ 0.01 $ 0.33 $ 2.71 EBITDA (Non-GAAP Measures) ($K) Six Months Ended July 02, 2021 As Reported M&A, Integration and Related Costs LOGCAP V Pre- Operational Legal Costs Amortization of Acquired Intangible Assets Six Months Ended July 02, 2021 - Adjusted Operating Income $ 39,114 $ — $ 178 $ 4,891 $ 44,183 Add: Depreciation and amortization $ 7,988 $ — $ — $ (4,891) $ 3,097 EBITDA $ 47,102 $ — $ 178 $ — $ 47,280 EBITDA Margin 5.2% 5.2%

Exhibit 99.1

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

(In thousands)	Three Months Ended July 1, 2022	%	Three Months Ended July 2, 2021	%	Six Months Ended July 1, 2022	%	Six Months Ended July 2, 2021	%
Army	$ 326,756	65 %	$ 310,638	66 %	$ 606,869	63 %	$ 567,987	63 %
Air Force	68,457	14 %	63,206	13 %	129,930	14 %	141,375	16 %
Navy	64,885	13 %	56,399	12 %	140,102	15 %	112,827	12 %
Other	37,968	8 %	40,602	9 %	77,636	8 %	82,660	9 %
Total revenue	$ 498,066		$ 470,845		$ 954,537		$ 904,849	

Revenue by Contract Type

(In thousands)	Three Months Ended July 1, 2022	%	Three Months Ended July 2, 2021	%	Six Months Ended July 1, 2022	%	Six Months Ended July 2, 2021	%
Cost-plus and cost-reimbursable	$ 355,559	71 %	$ 344,189	73 %	$ 666,653	70 %	$ 634,420	70 %
Firm-fixed-price	128,348	26 %	111,416	24 %	256,352	27 %	240,173	27 %
Time and material	14,159	3 %	15,240	3 %	31,532	3 %	30,256	3 %
Total revenue	$ 498,066		$ 470,845		$ 954,537		$ 904,849	

Revenue by Contract Relationship

(In thousands)	Three Months Ended July 1, 2022	%	Three Months Ended July 2, 2021	%	Six Months Ended July 1, 2022	%	Six Months Ended July 2, 2021	%
Prime contractor	$ 468,453	94 %	$ 440,040	93 %	$ 895,546	94 %	$ 843,303	93 %
Subcontractor	29,613	6 %	30,805	7 %	58,991	6 %	61,546	7 %
Total revenue	$ 498,066		$ 470,845		$ 954,537		$ 904,849	

Revenue by Geographic Region

(In thousands)	Three Months Ended July 1, 2022	%	Three Months Ended July 2, 2021	%	Six Months Ended July 1, 2022	%	Six Months Ended July 2, 2021	%
Middle East	$ 250,222	50 %	$ 258,488	55 %	$ 485,313	51 %	$ 498,500	55 %
United States	158,719	32 %	146,549	31 %	325,454	34 %	296,362	33 %
Europe	42,739	9 %	36,084	8 %	81,178	8 %	76,706	8 %
Asia	46,386	9 %	29,724	6 %	62,592	7 %	33,281	4 %
Total revenue	$ 498,066		$ 470,845		$ 954,537		$ 904,849	

Source: Vectrus, Inc.

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